Exhibit 99.1

TeleTech Reports Fourth Quarter and Full Year 2004 Financial Results

Consistent Profitability in 2004 Enables Free Cash Flow Generation of $74 Million
and the Repayment of $120 Million in Outstanding Debt

Denver, Colo., March 8, 2005 — TeleTech Holdings, Inc. (Nasdaq: TTEC), a global provider of customer management and business process outsourcing (BPO) services, today announced fourth quarter and full year 2004 financial results. The Company also filed its Annual Report on Form 10-K with the Securities and Exchange Commission for the year ended December 31, 2004.

	Fourth Quarter	Fourth Quarter	Full Year	Full Year
	2004	2003	2004	2003
Financial Results
Revenue	$260.8M	$264.4M	$1,052.7M	$1,001.1M
Operating income	$15.3M	$8.6M	$48.5M	$17.4M
Net income (loss)	$9.7M	$6.9M	$24.0M	$(30.5)M

EPS — diluted	$0.13	$0.09	$0.32	$(0.41)

Other Data
Operating margin percentage	5.9%	3.3%	4.6%	1.7%
Net cash*	$67.1M	$12.5M	$67.1M	$12.5M
Free cash flow*	$40.4M	$18.9M	$74.2M	$(20.0)M
Days sales outstanding	52	51	52	51

*See reconciliation of Non-GAAP measures below.

Fourth quarter 2004 highlights include:

•	In November, the Company announced the renewal of two of its five largest client relationships representing approximately 15 percent of 2004 revenue and the signing of a multi-year agreement with a new client valued at an estimated $150 million over its five-year term.

•	TeleTech introduced several new higher margin product offerings targeting middle market and larger companies that are complementary to TeleTech’s core services:

•	TeleTech® On Demand™ provides fully managed technology solutions using TeleTech’s standardized global technology platform. These services can be provided to both outsourced and in-house operations to help clients save capital investment dollars and reduce operating costs, while providing the additional benefits of consistency, scalability, flexibility, and access to state-of-the-art technology.

•	TeleTech® InCulture™ is a suite of products initially focused on providing real-time, over-the-phone language translation services in 150 languages to the growing multi-cultural market that allows customers to converse in their preferred language.

•	Income from operations was $15.3 million, an improvement of $6.6 million or 77 percent, from $8.6 million for the year ago quarter, and an improvement of $3.0 million, or 25 percent, from the third quarter 2004. The year-over-year increase is primarily a result of the Company’s ongoing initiatives to grow new and existing client relationships, improve profitability on certain client programs, centralize and further automate global delivery and operating systems, and achieve global cost reduction goals. As previously discussed, a component of TeleTech’s cost reduction goals was to maintain an appropriate level of health-care benefits while also reducing costs. As a result of this initiative, TeleTech experienced a decline in subscriber enrollments of 13 percent from the second to third quarter 2004 and 32 percent from the third to fourth quarter 2004. This decline resulted in a $1.5 million and $4.8 million reduction in employee-related healthcare liabilities during the third and fourth quarters of 2004, which approximated 1 cent and 4 cents per diluted share, respectively.

•	TeleTech recorded reductions to income tax expense of $1.0 million, or approximately 1 cent per diluted share, in the fourth quarter 2004 related primarily to a partial reduction of the U.S. deferred tax asset valuation allowance and from various state income tax refunds. These benefits were reflected as credits to income tax expense, resulting in an effective tax rate of 30.2 percent for the fourth quarter 2004.

•	TeleTech ended 2004 in a strong financial position with $75 million in cash and cash equivalents and no bank debt. Days sales outstanding (DSO) were 52 days at the end of December, down from 57 days at the end of third quarter 2004. TeleTech generated $40.4 million of free cash flow during the 2004 fourth quarter, up from $18.9 million for the year ago quarter.

•	As required by the Sarbanes-Oxley Act of 2002 (Sarbanes Oxley), the Company completed an assessment of the effectiveness of its internal controls over financial reporting and did not identify any material weaknesses. As a result, TeleTech believes its internal controls over financial reporting were effective as of December 31, 2004.

•	During the fourth quarter 2004, TeleTech acquired 31,300 shares under its share repurchase program at a cost of $288,000. Since the beginning of 2005, TeleTech has repurchased 1,457,300 shares for a total of $16.2 million, funded via working capital and borrowings under its revolving credit facility.

Full year 2004 highlights include:

•	Revenue was $1,052.7 million, which includes a previously scheduled decline of $23 million in minimum commitments from a communications client. This was a 5.2 percent increase over 2003 revenue of $1,001.1 million, or a 7.5 percent increase over 2003, excluding the decline in minimum commitment revenue. The increase was due, in part, to TeleTech’s focus on renewing and growing existing client relationships, winning multiple new business relationships and realizing the benefits of its ongoing internal revenue assurance programs.

•	Income from operations was $48.5 million for the full year 2004, up $31.1 million from $17.4 million for 2003. The year-over-year increase is primarily a result of the Company’s ongoing initiatives to grow new and existing client relationships, improve profitability on certain client programs, centralize and further automate global delivery and operating systems, and achieve global cost reduction goals. Additional information regarding comparability to the prior year is included in the Company’s 2004 Annual Report on Form 10-K.

•	TeleTech recorded reductions to income tax expense of approximately $5 million over the third and fourth quarters 2004, primarily related to certain tax planning strategies and a partial reduction in the U.S. deferred tax valuation allowance. These income tax benefits resulted in an effective tax rate of 27.7 percent for 2004.

•	Over the past 18 months, TeleTech has implemented cost improvement plans totaling $60 million. In January 2005, TeleTech announced the third phase of its cost improvement initiatives, which is expected to lower operating costs by an additional $20 million annually during 2006. These cost improvements are anticipated to result from increased automation of workforce management, the implementation of global best operating practices and interest expense savings, among other initiatives.

•	As previously announced, the Company repaid $120 million in outstanding debt during 2004 and, in so doing, incurred a $10.4 million one-time charge related to a make-whole payment and termination of an interest rate swap agreement during the second and third quarters of 2004. This debt reduction was achieved via a combination of free cash flow and certain tax planning strategies that enabled the Company to repatriate monies from foreign locations.

•	As part of TeleTech’s share repurchase plan it acquired 821,300 shares at a cost of $5.3 million during 2004.

EXECUTIVE COMMENTARY
Kenneth Tuchman, chairman and chief executive officer, said, “We are extremely pleased that the strategy we implemented almost two years ago to drive more profitable growth was successful, enabling us to report four consecutive quarters of profitability during 2004. Our improved financial performance and related cost reductions were achieved while continuing to invest in innovative, higher-margin services and in building our global sales and account management teams.”

“As we begin 2005, we are focused on achieving our three-year revenue growth and diversification goals, while continuing to increase profitability via the globalization of our North American best operating practices, further standardizing our delivery platform, and the successful implementation of our recently announced $20 million, third-phase cost improvement plan,” continued Mr. Tuchman. “With a talented leadership team in place around the globe, a suite of new, innovative higher margin service offerings, a more cost efficient operating structure, and $75 million in cash with additional available borrowing capacity, we believe we are well positioned to execute our growth plans.”

Dennis Lacey, executive vice president and chief financial officer, said, “We made significant progress in 2004 to improve client profitability, reduce costs, and enhance our business controls, all of which resulted in significantly improved financial performance, enabling us to operate profitably and pay off $120 million of outstanding debt during 2004. These achievements have put us in a strong position to fund our future growth initiatives.”

FIRST QUARTER 2005 OUTLOOK
Newgen recently launched a new agreement with Ford Motor Company to be its exclusive provider of a customer retention program known as “Genuine Retention Plus” (GRP). GRP is a comprehensive customer communication solution for Ford’s automotive dealers incorporating personalized service and targeted multi-channel marketing campaigns designed to increase customer satisfaction and retention levels leading to greater brand loyalty.

The rollout of GRP to Ford’s automotive dealers is taking place during the first half of 2005. In order to deliver this capability, Newgen incurred additional costs to enhance the features and functionality of its delivery platform which took longer than expected. These costs, along with lower volumes from dealers migrating to the new platform, and higher sales and marketing expenses are expected to result in Newgen reporting break-even operating results for the first quarter 2005. Newgen’s operating results are expected to improve throughout the last three quarters of 2005 as dealers are fully transitioned to the new platform and Newgen implements anticipated cost improvement initiatives.

TeleTech currently believes, based upon its most recent projection of U.S. taxable income, that its effective tax rate in the first quarter of 2005 will approximate 15 percent, reflecting a continued partial reduction of its deferred tax asset valuation allowance.

NON-GAAP FINANCIAL MEASURES
Pursuant to Regulation G as issued by the Securities and Exchange Commission, the tables below provide a reconciliation of the differences between the Non-GAAP measures as discussed above including “Net cash” and “Free cash flow”, and TeleTech’s closest comparable financial measures in each case calculated in accordance with GAAP.

Full Year 2004
Net Cash:
Cash and cash equivalents	$75.1M
Less: current portion of long-term debt and capital lease obligations	$(0.3)M
Long-term capital lease obligations	$(0.2)M
Other long-term debt	$(0.2)M
Grant advances	$(7.3)M

Net Cash	$67.1M

	Fourth Quarter 2004	Full Year 2004
Free Cash Flow:
Net cash provided by operating activities	$52.8M	$112.7M
Less: purchases of property and equipment	$(12.4)M	$(38.5)M

Free Cash Flow	$40.4M	$74.2M

These Non-GAAP financial measures should be used in addition to, but not as a substitute for, the Company’s comparable GAAP measures. They are presented because TeleTech’s management uses this information when evaluating current results of operations, and believes this information provides the users of the financial statements with a useful comparison of TeleTech’s current results of operations with past and future periods.

SEC FILINGS
The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which can be found at www.teletech.com.

CONFERENCE CALL

TeleTech executive management will hold a conference call to discuss fourth quarter and full year 2004 financial results on Wednesday, March 9, 2005, at 11:00 a.m. Eastern Time. You are invited to join a live webcast of the call by visiting the “Investors” section of the TeleTech website at www.teletech.com. If you are unable to participate during the live webcast, a replay of the call will be available on the TeleTech website through Wednesday, March 23, 2005.

ABOUT TELETECH

      TeleTech is a global business services company that provides a full range of front- to back-office solutions including customer management, BPO, database marketing, and outsourced services to measurably enhance clients’ core customer management processes. TeleTech’s ability to create innovative strategies, combined with its global technology platform and delivery infrastructure, helps clients increase revenue, lower costs, and retain their customers around the world. TeleTech’s products and services, standardized processes, and recognized capabilities to implement complex global projects make the Company a valued partner for clients that include Global 1000 businesses and governments. TeleTech partners with clients to offer 150 languages, through its more than 32,000 employees, in 17 countries. For additional information, visit www.TeleTech.com.

FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements relating to future results. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause TeleTech’s and its subsidiaries’ actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to the following: the ability for the Company to execute it’s growth plans, to increase profitability via the globalization of its North American best operating practices, to achieve its three-year financial goals and targeted cost reductions; the ability to successfully launch and generate revenue from new product introductions; the estimated revenue associated with new or renewed client agreements; the possibility of the Company’s Database Marketing and Consulting segment not returning to historic levels of profitability; the ability of the Company to fund its future growth initiatives; greater than anticipated competition in the customer care market, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing significant client relationships, or early termination of a client agreement; the Company’s ability to close new business and fill excess capacity; consumers’ concerns or adverse publicity regarding the products of the Company’s clients; higher than anticipated start-up costs or lead times associated with new ventures or business in new markets; execution risks associated with performance-based pricing metrics in certain client agreements; execution risks associated with achieving targeted annualized cost reductions; the Company’s ability to find cost effective locations, obtain favorable lease terms, and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather-related events; risks associated with attracting and retaining cost-effective labor at the Company’s customer management centers; the possibility of additional asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which the Company operates; changes in accounting policies and practices promulgated by standard setting bodies; and, new legislation or government regulation that impacts the customer care industry.

Please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended 2004, for a detailed discussion of factors discussed above and other important factors that may impact the Company’s business, results of operations, financial condition, and cash flows. The Company assumes no obligation to update its forward-looking statements to reflect actual results or changes in factors affecting such forward-looking statements.

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended			Twelve months ended
	December 31,			December 31,
	2004		2003	2004		2003
Revenue	$260,814		$264,423	$1,052,690		$1,001,128
Operating expenses:
Costs of services	187,308		202,148	774,521		764,687
Selling, general & administrative	43,415		36,873	165,630	(3)	149,860
Depreciation and amortization	14,886		15,560	59,378		58,596
Impairment loss	—		—	2,641	(4)	6,955	(9)
Restructuring charges, net	(58	)(1)	1,198 (8)	2,052	(5)	3,676	(10)

Total operating expenses	245,551		255,779	1,004,222		983,774

Operating Income	15,263		8,644	48,468		17,354

Other income (expense)	85		(2,913)	(3,861)		(11,996)
Debt restructuring charges	—		—	(10,402	)(6)	—

Income Before Income Taxes	15,348		5,731	34,205		5,358

Income tax expense (benefit)	4,639	(2)	(445)	9,464	(7)	34,859	(11)

Income (Loss) before Minority Interest	10,709		6,176	24,741		(29,501)

Minority interest	(1,054)		719	(738)		(1,003)

Net Income (Loss)	$9,655		$6,895	$24,003		$(30,504)

Basic Earnings (Loss) Per Share	$0.13		$0.09	$0.32		$(0.41)

Diluted Earnings (Loss) Per Share	$0.13		$0.09	$0.32		$(0.41)

Operating Margin	5.9%		3.3%	4.6%		1.7%
Net Income Margin	3.7%		2.6%	2.3%		(3.0)%
Effective Tax Rate	30.2%		(7.8)%	27.7%		650.6%

Weighted Average Shares
Basic	74,804		74,381	74,751		74,206
Diluted	76,709		76,074	76,109		74,206

Notes:

1.	Represents a $(0.1) million benefit related to revised estimates of restructuring charges.

2.	Includes a $(1.0) million benefit related to a partial reduction of deferred tax asset valuation allowance and from various state refunds.

3.	Includes a $1.9 million partial reduction of the estimated sales or use tax liability related to the Database Marketing and Consulting segment.

4.	Represents a $2.6 million charge related to the impairment of fixed assets in connection with SFAS No. 144.

5.	Represents the $(0.1) million benefit described in Note 1 above, in addition to a $2.5 million charge related to a reduction in force, a $(0.8) million benefit related to revised estimates of restructuring charges, and a $0.4 million charge related to a facility exit charge in connection with SFAS No. 146.

6.	Represents a $7.6 million one-time charge related to restructuring of the Company’s debt facilities including a make-whole payment, and a $2.8 million one-time charge related to the termination of an interest rate swap agreement.

7.	Includes a $4.6 million tax benefit related to implementation of certain tax planning strategies.

8.	Represents a $1.0 million charge related to a reduction in force, and a $0.2 million charge related to facility exit charges in connection with SFAS No. 146.

9.	Represents a $7.0 million charge related to the impairment of fixed assets in connection with SFAS No. 144.

10.	Represents the $1.2 million charge described in Note 8 above, in addition to a $2.9 million charge related to a reduction in force, a $1.5 million charge related to facility exit charges in connection with SFAS No. 146, and a $(1.9) million benefit related to revised estimates of restructuring charges.

11.	Includes a $25.9 million charge related to an increase in the valuation allowance and a $7.2 million charge to write-off certain U.S. deferred tax assets.

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
SEGMENT DISCLOSURES

(In thousands)

	Twelve months ended		Three months ended
	December 31,		December 31,
	2004	2003	2004	2003
Revenue:
North America Customer Care	$638,359	$635,627	$157,038	$161,797
International Customer Care	315,938	255,894	79,705	75,786
Database Marketing & Consulting	98,393	109,607	24,071	26,840

Total	$1,052,690	$1,001,128	$260,814	$264,423

Operating Income:
North America Customer Care	$58,580	$41,723	$16,774	$12,743
International Customer Care	(18,414)	(37,651)	(3,615)	(8,484)
Database Marketing & Consulting	8,302	13,282	2,104	4,385

Total	$48,468	$17,354	$15,263	$8,644

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$75,066	$141,655
Accounts receivable, net	148,627	145,658
Other current assets	54,342	36,341

Total current assets	278,035	323,654

Property and equipment, net	132,214	148,690
Other assets	86,546	96,801

Total assets	$496,795	$569,145

LIABILITIES AND STOCKHOLDERS’ EQUITY
Total current liabilities	$136,192	$143,039
Line of credit	—	39,000
Senior notes	—	63,000
Other noncurrent liabilities	30,186	29,411
Minority interest	7,872	9,183
Total stockholders’ equity	322,545	285,512

Total liabilities and stockholders’ equity	$496,795	$569,145

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF CASH FLOWS

(In thousands)

	Twelve months ended		Three months ended
	December 31,		December 31,
	2004	2003	2004	2003
Cash flow from operating activities:
Net income (loss)	$24,003	$(30,504)	$9,655	$6,895
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	59,378	58,596	14,886	15,560
Other	29,300	30,936	28,241	5,902

Net cash provided by operating activities	$112,681	$59,028	$52,782	$28,357

Total Capital Expenditures	$38,521	$79,053 (1)	$12,370	$9,418

Free Cash Flow	$74,160	$(20,025)	$40,412	$18,939

Notes :

1.	Total capital expenditures for the twelve months ended December 31, 2003 include the purchase of TeleTech’s corporate headquarters building for $38.2 million.